EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER OF ENDI CORP.

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of ENDI Corp. (the “Company”) on Form 10-Q for the quarter ended June 30, 2023, as filed with the Securities and Exchange Commission (the “SEC”) on August 11, 2023 (the “Report”), I, David Sherman, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for the periods presented in the Report.

By:	/s/ David Sherman
David Sherman
Chief Executive Officer
(Principal Executive Officer)

August 11, 2023

This certification is being furnished to the SEC with this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, as amended, and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability of that section.